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                                  EXHIBIT 5.1
                   OPINION OF HELLER EHRMAN WHITE & MCAULIFFE

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                [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE]

                                 June 3, 1998


Data I/O Corporation
10525 Willows Road N.E.
Redmond, Washington 98073-9746

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Data I/O Corporation, Inc., a Washington corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company will be filing with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of its Common Stock, $0.005 par value (the "Shares"). The Shares are to be issued by the Company upon the exercise of options to purchase shares (the "Options") granted pursuant to the Company's 1986 Stock Option Plan, as Amended and Restated as of May 12, 1998 (the "Plan").

     In connection with the opinion expressed herein, we have, with your consent, assumed the genuineness of all signatures, the legal capacity of all natural persons, the completeness and the authenticity of all records, documents, instruments and certificates submitted to us as originals, and the exact conformity with the executed originals of all documents, records, instruments and certificates submitted to us as copies. In rendering our opinion, we have examined the following documents:

     (a) the Articles of Incorporation of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion letter;

     (b) the Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion letter;

     (c) a Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State, dated as of June 3, 1998;

     (d) records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors and the shareholders of the Company and any committees of the board of directors relating to the issuance of the Shares; and

     (e)  the Plan.

     The opinion expressed herein is limited to the laws of the state of Washington, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any federal, regional or local governmental body or as to any related judicial or administrative opinion.
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DATA I/O Corporation
June 3, 1998
Page 2

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the qualifications and assumptions expressed herein and further assuming that: (i) the Registration Statement becomes and remains effective during the period when the Options are exercised, and (ii) all applicable securities laws are complied with, it is our opinion that the Shares, when issued, paid for and delivered upon the exercise of the Options in accordance with the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We expressly disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

     We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Heller Ehrman White & McAuliffe